                                                                       EXHIBIT 5

                                HALE & DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                                          January 31, 1997

Wang Laboratories, Inc.
600 Technology Park Drive
Billerica, MA 01821-4130


Ladies and Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 144,725 shares of Common Stock, $.01 par value per share (the "Shares"), of Wang Laboratories, Inc., a Delaware corporation (the "Company"), currently held by certain stockholders (the "Selling Stockholders") of the Company.

     We have examined the Agreement and Plan of Merger dated as of December 7, 1995 among the Company, a subsidiary of the Company and Avail Systems Corporation pursuant to which the Shares were issued, as well as the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to tender the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

     Based upon and subject to the forgoing we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,



                                          HALE AND DORR LLP